Exhibit 10.1

SECOND AMENDMENT AND WAIVER dated as of November 6, 2006 (this “Second Amendment and Waiver”), among Molina Healthcare, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

The Borrower is a party to an Amended and Restated Credit Agreement dated as of March 9, 2005 among the Borrower, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other agents, joint lead arrangers and joint book managers party thereto, as amended by the First Amendment and Waiver dated as of October 5, 2005 (the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The parties hereto have agreed, subject to the terms and conditions hereof, to amend and waive certain terms of the Credit Agreement.

Accordingly, the parties hereto hereby agree as follows:

SECTION 1.01. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition for “Required Investments in Regulated Subsidiaries” in its entirety, and by deleting the definitions for “Fixed Charge Coverage Ratio” and “Net Dividends” in their entirety and inserting the following in lieu thereof:

““Fixed Charge Coverage Ratio” means, for any period, the ratio of (i) the sum of the Borrower’s unconsolidated EBITDAR (which includes management fees from Regulated Subsidiaries), plus EBITDAR of Non-Regulated Subsidiaries, plus Net Dividends to (ii) the sum of Borrower Fixed Charges.”

““Net Dividends” means, for any period, without duplication, cash dividends paid by the Regulated Subsidiaries to the Borrower, less any cash Investments made by the Borrower in the Regulated Subsidiaries, plus the following to the extent deducted in calculating cash Investments made by the Borrower in the Regulated Subsidiaries: (i) initial cash Investments made in the Regulated Subsidiaries to finance the costs of acquisition and/or formation, minimum net worth requirements, initial capital expenditures, transaction costs and transition costs, in each case made within 90 days prior to or after acquisition, formation or commencement of operation, (ii) cash Investments made by the Borrower in Molina Healthcare of California or its Subsidiaries located in California during the fiscal year 2006 and the fiscal quarter ended March 31, 2007 in an aggregate amount of no more than $25 million to fund operating losses of Molina Healthcare of California or its Subsidiaries located in California, (iii) cash Investments made by the Borrower in any of the Regulated Subsidiaries located in the States of Indiana, Ohio and Texas during the fiscal years ended 2006 and 2007 in an aggregate amount of no more than $20 million to fund losses relating to membership growth in such Regulated Subsidiaries in the States of Indiana, Ohio and Texas, and (iv) cash Investments made by the Borrower in its Regulated Subsidiaries to fund membership growth in the Regulated Subsidiaries which Investments result in an increase in total capital and surplus on the applicable financial statements of such Regulated Subsidiaries prepared in accordance with SAP.”

SECTION 1.02. Amendment to Section 7.17. Section 7.17 of the Credit Agreement is hereby amended by deleting Section 7.17 in its entirety and inserting the following in lieu thereof:

“Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure, except for Capital Expenditures determined on a consolidated basis in accordance with GAAP in the ordinary course of business not exceeding, in the aggregate amount for the Borrower and the Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount

2005	$15 million

2006	$22 million

2007	$30 million

2008	$35 million

2009	$37.5 million

2010	$40 million”

SECTION 1.03. Amendment to Section 7.18(a). Subsection 7.18(a) of the Credit Agreement is hereby amended by deleting subsection 7.18(a) in its entirety and inserting the following in lieu thereof:

“(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated for each four consecutive fiscal quarter period) to be less than the ratio set forth below opposite the period in which such date occurs:

Four Fiscal Quarters Ending	Minimum Fixed Charge Coverage Ratio
September 30, 2006 through June 30, 2007	2.75:1.00
September 30, 2007 through June 30, 2008	3.00:1.00
September 30, 2008 and each fiscal quarter thereafter”	3.50:1.00

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SECTION 1.04. Amendment to Section 10.06(b)(iv). Subsection 10.06(b)(iv) of the Credit Agreement is hereby amended by deleting Subsection 10.06(b)(iv) in its entirety and inserting the following in lieu thereof:

“(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (other than assignments by any Lender to one of its Affiliates).”

SECTION 1.05. Amendment to Article X. Article X of the Credit Agreement is hereby amended by inserting a new Section 10.17, which shall read as follows:

“No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Joint Lead Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Joint Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Joint Lead Arranger has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Joint Lead Arranger has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Joint Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Joint Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any

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of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.”

SECTION 1.06. Amendment to Exhibit D. Schedule 2 to Exhibit D is hereby amended by deleting Schedule 2 to Exhibit D in its entirety and replacing Schedule 2 to Exhibit D with the attached Schedule 2.

SECTION 1.07. Waivers; Retroactive Effectiveness and Deliverables. (a) The undersigned, solely with respect to any Defaults or Events of Default arising from non-compliance with the Fixed Charge Coverage Ratio set forth in Section 7.18(a) (and the definitions related thereto) of the Credit Agreement as of the end of the fiscal quarter of the Borrower ending September 30, 2006, waive such Defaults or Events of Default.

(b) The undersigned hereby agree upon the Second Amendment and Waiver Effective Date that the waivers contained in this Section 1.07 shall be retroactively effective for the fiscal quarter September 30, 2006.

(c) The Borrower agrees to deliver to the Administrative Agent, on behalf of the Lenders, a duly executed Compliance Certificate for the fiscal quarter ended September 30, 2006 on the date required by Section 6.02(b) of the Credit Agreement (taking into account the terms of this Second Amendment and Waiver).

SECTION 1.08. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

(a) The representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document or which are contained in any document furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date hereof and on and as of the Second Amendment and Waiver Effective Date (as defined below) with the same effect as if made on and as of the date hereof or the Second Amendment and Waiver Effective Date, as the case may be, (i) except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) except the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (iii) references to Schedules shall be deemed to refer to the most updated supplements to the Schedules furnished pursuant to subsection (b) of Section 6.02 of the Credit Agreement.

(b) After giving effect to this Second Amendment and Waiver, each of the Borrower and the other Loan Parties is in compliance with all the terms and conditions of

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the Credit Agreement, as amended by the Second Amendment and Waiver, and the other Loan Documents on its part to be observed or performed and no Default has occurred or is continuing under the Credit Agreement, as amended by the Second Amendment and Waiver.

(c) The execution, delivery and performance by the Borrower of this Second Amendment and Waiver have been duly authorized by the Borrower.

(d) Each of this Second Amendment and Waiver and the Credit Agreement, as amended by this Second Amendment and Waiver, constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(e) The execution, delivery, performance and compliance with the terms and provisions by the Borrower of this Second Amendment and Waiver and the consummation of the transactions contemplated herein, do not and will not: (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, (A) any material Contractual Obligation to which such Person is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any material Law, including, without limitation, state and Federal Laws relating to health care organizations and health care providers, except for such violations as could not reasonably be expected to have a Material Adverse Effect.

SECTION 1.09. Effectiveness. This Second Amendment and Waiver shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Second Amendment and Waiver Effective Date”):

(a) The Administrative Agent shall have received duly executed counterparts of this Second Amendment and Waiver which, when taken together, bear the authorized signatures of the Borrower and the Required Lenders.

(b) The representations and warranties set forth in Section 1.08 hereof shall be true and correct on and as of the Second Amendment and Waiver Effective Date.

(c) There shall exist no actions, suits, proceedings, claims or disputes pending or, to the Actual Knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Subsidiaries or against any of their respective properties or revenues or injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (i) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of this Second Amendment and Waiver or the Credit Agreement or any other Loan Document, or any transactions contemplated hereby or thereby, or (ii) either individually or in the aggregate, in the case of any such suit, proceeding, claim or dispute which is reasonably likely to be adversely determined, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

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(d) The Administrative Agent on behalf of the Lenders shall have received such other documents, instruments and certificates as they shall reasonably request and such other documents, instruments and certificates shall be satisfactory in form and substance to the Required Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Second Amendment and Waiver and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Required Lenders and their counsel.

(e) The Administrative Agent shall have received payment of all fees and expenses referred to in Section 1.12.

SECTION 1.10. Lender Consent. For purposes of determining compliance with the conditions specified in Section 1.09, each Lender that has signed this Second Amendment and Waiver shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment and Waiver Effective Date specifying its objection thereto.

SECTION 1.11. APPLICABLE LAW. THIS SECOND AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

SECTION 1.12. Fees and Expenses. (a) On the Second Amendment and Waiver Effective Date, the Borrower shall pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of the Second Amendment and Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04(a) of the Credit Agreement which are invoiced to the Borrower on or prior to the Second Amendment and Waiver Effective Date.

(b) The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders (including Bank of America) approving the Second Amendment and Waiver (the “Approving Lenders”), a fee (the “Amendment Fee”) in an amount equal to 0.15% multiplied by the Aggregate Commitments of the Approving Lenders, as of the Second Amendment and Waiver Effective Date. Such Amendment Fee shall be for the Approving Lenders’ participation in the Second Amendment and Waiver and shall be payable in full upon the Second Amendment and Waiver Effective Date.

SECTION 1.13. Counterparts. This Second Amendment and Waiver may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Second Amendment and Waiver shall be as

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effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Second Amendment and Waiver.

SECTION 1.14. Credit Agreement. Except as expressly set forth herein, the amendment and waiver provided herein shall not, by implication or otherwise, limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any Default, nor shall it alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. The amendment and waiver provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment or waiver. Except to the extent a provision in the Credit Agreement is expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment and Waiver to be duly executed by their duly authorized officers, all as of the date first above written.

MOLINA HEALTHCARE, INC., a Delaware
corporation, as the Borrower

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:
Name:
Title:

CIBC INC., as Lender

By:
Name:
Title:

CITICORP NORTH AMERICA, INC., as Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

UBS LOAN FINANCE LLC, as Lender

By:
Name:
Title:

HARRIS NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

SOCIETE GENERALE, as Lender

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as Lender

By:
Name:
Title:

EAST WEST BANK, as Lender

By:
Name:
Title:

BANK OF THE WEST, as Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Lender

By:
Name:
Title:

BANK OF COMMUNICATIONS, NEW YORK BRANCH, as Lender

By:
Name:
Title:

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